Lithia Motors Schedules Release of Second Quarter 2011 Results

MEDFORD, OR -- (Marketwire - July 06, 2011) - Lithia Motors, Inc. (NYSE: LAD) today announced that its second quarter 2011 earnings will be released before the market opens on Wednesday, July 27, 2011.

CONFERENCE CALL INFORMATION

A conference call to discuss the earnings results is scheduled for the same day at 10:00 a.m. Eastern Time.

How to Participate
The conference call may be accessed by telephone at 877-407-8029. To listen live on our website or for replay, visit Investor Relations on www.lithia.com and click on webcasts. A playback of the conference call will be available on July 27, 2011 through August 4, 2011 by calling 877-660-6853 (Conference ID: 374114 Account: 305).

About Lithia
Lithia Motors, Inc. is the ninth largest automotive retailer in the United States and a Fortune 800 company. Lithia sells 27 brands of new and all brands of used vehicles at 86 stores, which are located in 12 states. Lithia also sells used vehicles; arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

Sites
www.lithia.com
www.lithiacares.com
www.lithiajobs.com

Lithia Motors on Facebook
http://www.facebook.com/LithiaMotors

Lithia Life on Facebook
http://www.facebook.com/pages/Lithia-Lifecom/34360183908?ref=ts

Lithia Life on YouTube
http://www.youtube.com/user/LithiaLife

Lithia Life on Twitter
http://twitter.com/LithiaLife

For additional information on Lithia Motors, contact
John North
VP Finance and Controller
(541) 618-5748